UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification No.)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2021 (the “Effective Date”), upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors (the “Board”) of Canoo Inc., a Delaware corporation (the “Company” f/k/a Hennessy Capital Acquisition Corp. IV), increased the size of the Board from 7 to 9 members, and appointed Ms. Claudia Romo Edelman and Mr. Arthur Kingsbury to fill the newly created vacancies to serve on the Board as Class II directors until the Company’s 2022 annual meeting of stockholders, and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. Based upon the further recommendation of its Nominating Committee, the Board appointed Mr. Kingsbury to replace Mr. Rainer Schmueckle as the Chair of its Audit Committee, with such appointments effective upon his appointment to the Board. Mr. Schmueckle will remain a director of the Board and will remain a member of the Audit Committee. Ms. Romo Edelman and Mr. Kingsbury were not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person.

In connection with the aforementioned appointment to the Board, the Company entered into its standard indemnification agreement with Ms. Romo Edelman and Mr. Kingsbury, which form indemnification agreement is filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-38824) filed with the SEC on December 22, 2020, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify the indemnitee to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by the indemnitee as a result of the indemnitee being made a party to certain actions, suits, investigations and other proceedings.

Item 7.01    Regulation FD Disclosure.

On March 15, 2021, the Company issued a press release announcing the appointment of Ms. Romo Edelman and Mr. Kingsbury to the Board. A copy of the Company’s press release announcing the appointment is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press release dated March 15, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2021

CANOO INC.

By:	/s/ Paul Balciunas
Paul Balciunas
Chief Financial Officer